UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2020

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2020, Fortress Biotech, Inc. (“Fortress” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC (“Benchmark”) and ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”) (Benchmark and ThinkEquity together being the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, in a firm commitment underwritten public offering, 666,666 shares (the “Firm Shares”) of the Company’s 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at a price to the public of $18.00 per share, less underwriting discounts and commissions. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 66,666 Preferred Shares (the “Additional Shares,” together with the Firm Shares, the “Shares”). On August 27, 2020, the Underwriters exercised their option for the Additional Shares. The transactions relating to the Shares contemplated by the Underwriting Agreement are expected to close on August 31, 2020, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Benchmark and ThinkEquity are acting as book running managers for the offering.

The net proceeds to the Company for the Shares are expected to be approximately $12,143,978, after deducting underwriting discounts and commissions payable to the Underwriters.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 8.01. Other Events.

The following estimated Expense Table relating to the offering contemplated by the Underwriting Agreement is being filed herewith in order to be incorporated by reference into Registration Statement 333-238327:

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		$110,000
Accountants’ Fees and Expenses		$40,000
Printing and Duplicating Fees		$10,000
Transfer Agent’s Fees and Expenses		$5,000
Miscellaneous Expenses		$5,000
Total		$170,000

*	Previously paid.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 26, 2020, by and among Fortress Biotech, Inc., The Benchmark Company, LLC and ThinkEquity, a division of Fordham Financial Management, Inc.

5.1	Opinion of Alston & Bird, LLP.

23.1	Consent of Alston & Bird, LLP (included in the opinion filed as Exhibit 5.1).

99.1	Press release issued by Fortress Biotech, Inc., dated August 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: August 28, 2020

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer